UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2010

CLEAR-LITE HOLDINGS, INC.
(Exact Name of Registrant As Specified In Charter)

Nevada	000-52877	20-8257363
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employee Identification No.)

102 NE 2nd Street, PMB 400 Boca Raton, Florida 33432-3908
(Address of Principal Executive Offices)

(561) 544-6966
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 26, 2010, TAG Industries, Inc. (“TAG”), a wholly owned subsidiary of the Clear-Lite Holdings, Inc. (“Clear-Lite” or the “Company”), entered into a Logistics Agreement (the “Agreement”) by and between TAG and In-Store Products Limited (“In-Store”), by which TAG granted to In-Store an exclusive license to sell Clear-Lite® branded lighting products (the “Products”) in Canada to various accounts agreed upon by the parties.  The term of the Agreement is for three (3) years with the potential for automatic renewal based on pre-determined volume requirements.

Under the terms of the Agreement, TAG is to provide to In-Store all (i) product sourcing, (ii) marketing strategies, and (iii) TAG pre-approved independent sales agencies, related to the Products.  In-Store has agreed to perform all logistics-based activities related to the fulfillment and distribution of the Products including but not limited to (i) a credit facility utilizing transferrable, irrevocable, domestic letters of credit, (ii) billing, (iii) shipping, (iv) Electronic Data Interchange (EDI), and (v) importation.  Further, In-Store will be responsible for all transportation costs and liabilities related to the distribution of the Products.  A form of a TAG logistics agreement is attached hereto as Exhibit 10.1.

On March 26, 2010, the Company and TAG entered into a non binding letter of intent (the “In-Store LOI”) with In-Store and Michael Davidson (the “Principal Unitholder”), by which TAG is to become the exclusive supplier of all existing products relative to the environmental bags (the “Environmental Bags”) for In-Store, effective April 15, 2010 (the “Effective Date”).  The In-Store LOI is for a term of three (3) years, beginning on the Effective Date.  In consideration for entering into the In-Store LOI, the Company is to issue to the Principal Unitholder, or his assigns, two million (2,000,000) shares of the Company’s restricted common stock, upon execution of a final agreement. Pursuant to the In-Store LOI, In-Store is to provide TAG with target wholesale pricing prior to the Effective Date for all products, including the Environmental Bags, along with product specifications. The In-Store LOI is attached hereto as Exhibit 10.2.

Exhibit No.	Description

10.1	Form of TAG Industries, Inc.’s Logistic Agreement

10.2	Non-binding Letter of Intent, dated March 26, 2010, by and among Clear-Lite Holdings, Inc., TAG Industries, Inc., In-Store Products Limited, and Michael Davidson

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAR-LITE HOLDINGS, INC.

Date: April 1, 2010	By:	/s/ Thomas J. Irvine
Thomas J. Irvine
Chief Executive Officer